UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Solazyme, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOLAZYME, INC.

225 Gateway Boulevard

South San Francisco, California 94080

JUNE 4, 2013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 4, 2013

To our Stockholders:

We cordially invite you to attend Solazyme’s 2013 Annual Meeting of Stockholders (Annual Meeting) at our corporate headquarters located at 225 Gateway Boulevard, South San Francisco, CA 94080, on Tuesday, June 4, 2013 at 11:30 a.m. Pacific Daylight Time. At the meeting, stockholders will:

1. vote on the election of the three director nominees named in this proxy statement for three-year terms expiring in 2016;

2. vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013; and

3. transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

You can vote at the Annual Meeting and any adjournment or postponement thereof if you were a stockholder of record at the close of business on April 8, 2013.

We are pleased to take advantage of the Securities and Exchange Commission (SEC) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need in a more timely manner while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials (Notice) that was mailed to you. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

You are cordially invited to attend the Annual Meeting in person. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board of Directors,

Jonathan S. Wolfson

Chief Executive Officer

South San Francisco, California

April 22, 2013

1

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF

PROXY MATERIALS AND ANNUAL REPORT

Our proxy statement for the 2013 Annual Meeting of Stockholders as well as our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (Annual Report) are available at http://investors.solazyme.com/sec.cfm.

2

SOLAZYME, INC.

225 Gateway Boulevard

South San Francisco, California 94080

PROXY STATEMENT

FOR

2013 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

References in this proxy statement to “we,” “us,” “our,” “the Company” and “Solazyme” refer to Solazyme, Inc.

Why am I receiving these materials?

The board of directors of Solazyme, Inc. is making these proxy materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with its solicitation of proxies for use at our 2013 Annual Meeting of Stockholders to be held on Tuesday, June 4, 2013 at 11:30 a.m. Pacific Daylight Time at our corporate headquarters located at 225 Gateway Boulevard, South San Francisco, CA 94080, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on or about April 22, 2013. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

These materials include:

•	This proxy statement for the Annual Meeting; and

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 13, 2013.

If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

Stockholders will vote on two (2) items at the Annual Meeting:

•	Election to our board of directors of the three nominees named in this proxy statement (Proposal 1); and

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 (Proposal 2).

In addition, we will consider and vote upon such other business as may properly come before the Annual Meeting. We are not currently aware of any other matters to be considered and voted upon at the meeting.

What are the board’s voting recommendations?

Our board of directors recommends that you vote your shares:

•	“FOR” each of the nominees to our board of directors (Proposal 1); and

•	“FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 (Proposal 2).

Where are Solazyme’s principal executive offices located and what is Solazyme’s main telephone number?

Our principal executive offices are located at 225 Gateway Boulevard, South San Francisco, CA 94080. Our main telephone number is (650) 780-4777.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (Notice) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice and, if applicable, this proxy statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, a separate copy of the Notice and, if applicable, this proxy statement and the Annual Report will promptly be delivered to any stockholder at a shared address to which a single copy of any of these documents was delivered. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders may contact our mailing agent at the following address and telephone number:

Broadridge Financial Solutions

Broadridge Householding Department

51 Mercedes Way

Edgewood, NY 11717

1-800-542-1061

Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	View on the Internet our proxy materials for the Annual Meeting; and

•	Instruct us to send future proxy materials to you by email.

Our proxy materials are also available on our website at http://investors.solazyme.com/sec.cfm.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

You may vote at the Annual Meeting or by proxy if you were a stockholder of record at the close of business on April 8, 2013. Each stockholder is entitled to one vote per share on each matter presented. As of April 8, 2013 there were 61,810,754 shares of our common stock outstanding.

Internet and telephone voting will close at 11:59 p.m., New York time, on June 3, 2013. If you vote through the Internet or by telephone, you should be aware that you may incur costs, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by you. If you vote by the Internet or telephone, then you need not return a written proxy card by mail. Written proxy cards must be received by 8:00 a.m., New York time, on June 4, 2013.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” As a beneficial owner, you are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a stockholder of record of Solazyme shares, how do I vote?

There are four ways to vote:

•	In person. If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•	By telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:

•

In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

•	Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in the Notice.

•	By telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.

•	By mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet or by telephone and how to request paper copies of the proxy materials.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or by proxy at the Annual Meeting for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, if you:

•	Are present and vote in person at the Annual Meeting; or

•	Have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How are proxies voted?

All shares represented by valid proxies received prior to the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. See the section entitled “Other Matters” below.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 (Proposal 2) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

What is the voting requirement to approve each of the proposals?

Proposal 1. A plurality of the shares voting is required to elect directors. This means that the three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as Class II directors to serve terms ending at our 2016 annual meeting of stockholders. In counting votes on the election of directors, only votes “for” affect the outcome. Votes withheld shall have no legal effect. Broker non-votes (which are explained below) will be counted as not voted and will be deducted from the total shares of which a plurality is required.

Proposal 2. The affirmative vote of a majority of the shares voting on the item will be required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013 (Proposal 2). If any other matter is properly submitted to the stockholders at the annual meeting, its adoption generally will require the affirmative vote of a majority of the shares voting upon the particular proposal.

What are broker non-votes and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (a) the broker has not received voting instructions from the beneficial owner, and (b) the broker lacks discretionary voting power to vote those shares.

If you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. On non-routine matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum to conduct business at the Annual Meeting. The proposal for the ratification of the appointment of our independent registered public accounting firm is considered routine under applicable rules. The election of directors is considered non-routine under applicable rules. Therefore, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice before the Annual Meeting so that your shares will be represented and voted at the meeting even if you cannot attend in person.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted) by signing and returning a new proxy card or vote instruction form with a later date, or by attending the Annual Meeting and voting in person.

However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to our Corporate Secretary, at Solazyme, Inc., 225 Gateway Boulevard, South San Francisco, CA 94080 a written notice of revocation prior to the Annual Meeting.

Who will serve as the inspector of election?

A representative from the Veaco Group will serve as the inspector of election.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Solazyme or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Written comments provided by stockholders on their proxy cards may be forwarded to our management and our board of directors.

What does it mean if I receive more than one proxy or voting instruction card?

It means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K we are required to file with the SEC shortly after the Annual Meeting.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to stockholders. Please bring valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of April 8, 2013. Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. We will give you a ballot when you arrive. Shares held in “street name” through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a signed proxy from the record holder giving you the right to vote the shares. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the record holder. Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Revoking Your Proxy

You may revoke your proxy by: (1) sending in another signed proxy card with a later date; (2) providing subsequent Internet or telephone voting instructions; (3) notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or (4) voting in person at the Annual Meeting.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board Structure

Our board of directors currently consists of eight members, comprised of six non-employee members, our president and our chief executive officer. The authorized number of directors may be changed only by resolution of the board of directors. Our bylaws provide that the board is divided into three classes with staggered terms described below, with each class to be as nearly equal in number as possible. Any additional directorships resulting from an increase in the number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the directors. Our three classes of directors are:

•	Class I directors, who currently consist of Ian T. Clark, William D. Lese and Peter Kovacs, whose terms will expire at our annual meeting of stockholders to be held in 2015;

•	Class II directors, who consist of Michael V. Arbige, Jerry Fiddler and Ann Mather, whose terms expire at this Annual Meeting, all of whom are being nominated for re-election; and

•	Class III directors, who consist of Jonathan S. Wolfson and Harrison F. Dillon, whose terms will expire at our annual meeting of stockholders to be held in 2014.

Upon expiration of the terms set forth above, each director’s successor elected upon expiration of the applicable term will serve until such director’s successor has been duly elected and qualified at the third annual meeting following his or her election, or until such director’s earlier death, resignation or removal. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our voting stock.

We seek to achieve an appropriate level of diversity in the membership of our board of directors and to assemble a broad range of skills, expertise and knowledge to benefit our business. The nominating and corporate governance committee and the full board of directors annually assess the composition of our board of directors, considering diversity across many dimensions, including industry experience, functional areas and skills (e.g., technology and finance), geographic scope, public and private company experience, and director experience in the context of an assessment of the current and expected needs of the board. The nominating and corporate governance committee reviews director candidates based on the board’s needs as identified through this assessment and other factors and considers, among other things, independence, character, demonstrated leadership, skills, including financial expertise, and experience in the context of the needs of the board. Although the board does not have a formal policy regarding board diversity, the board believes that having such diversity among its members enhances the board’s ability to make fully informed, comprehensive decisions.

Director Nominees

As recommended by our nominating and corporate governance committee, our board of directors has nominated Michael V. Arbige, Jerry Fiddler and Ann Mather as Class II directors for terms expiring at the 2016 annual meeting of stockholders. Each proposed nominee is willing to serve as a director if elected and has agreed to be named in this proxy statement. However, if any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent board may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominees. Proxies will not be voted for more than three nominees.

Biographical information for each nominee and each current director who will continue to serve after the Annual Meeting is presented below. Except as otherwise indicated, all have had the same principal positions and employment for over five years.

Nominees for Terms Expiring in 2016 (Class II)

Michael V. Arbige, 58, has been a member of our board of directors since 2005. In May 2011, E.I. du Pont de Nemours and Company acquired Genencor International, Inc., a division of Danisco US Inc., a diversified biotechnology company, and Dr. Arbige was appointed Vice President, Research and Development of DuPont Industrial Biosciences. He is responsible for all activities associated with managing and driving the research and development activities for DuPont Industrial Biosciences. From 1990 to 2011, Dr. Arbige held a variety of positions at Genencor, most recently as its Executive Vice President of Research and Development, a position he held from 2009 to 2011. Dr. Arbige obtained his Ph.D. in Microbial Physiology and Genetics in 1982 from the University of New Hampshire. Dr. Arbige is a valuable member of the board of directors due to his experience in and knowledge of the biotechnology sector.

Jerry Fiddler, 61, has been a member and the Chairman of our board of directors since 2004. From 1981 to 2009 Mr. Fiddler was, at various times, the founder, Chief Executive Officer, Chairman and/or director of Wind River Systems, Inc., a publicly held software company, until it was acquired by Intel Corporation, a semiconductor company. Mr. Fiddler is the principal/CEO of Zygote Ventures, LLC, and an adjunct professor at University of California, Berkeley. He serves on a number of private company and non-profit boards. Mr. Fiddler obtained an M.S. from the University of Illinois. Mr. Fiddler is a valuable member of the board of directors due to his leadership and corporate governance experience, his experience as Chief Executive Officer and Chairman of a public company, his service on the boards of directors of private companies and non-profit entities and his extensive knowledge of our company due to his service on the board of directors since 2004, which brings historic understanding and continuity to the board of directors.

Ann Mather, 53, has been a member of our board of directors since April 2011. Ms. Mather has been a member of the board of directors of Google Inc., an online search provider, since November 2005, and serves as chair of its audit committee; Glu Mobile Inc., a publisher of mobile games, since September 2005; MGM Holdings Inc., a motion picture and television production and distribution company, since December 2010, and serves on its compensation committee; MoneyGram International, a global payment services company, since May 2010; and Netflix, Inc., an internet subscription service for movies and television shows, since July 2010, and serves on its audit committee. Ms. Mather has been an Independent Trustee to the Dodge and Cox funds Board of Trustees since May 2011. Ms. Mather was previously a director of Central European Media Enterprises Group, a developer and operator of national commercial television channels and stations in Central and Eastern Europe; Zappos.com, Inc., a privately held, online retailer, until it was acquired by Amazon.com, Inc. in 2009; and Shopping.com, Inc., a price comparison web site, until it was acquired by eBay Inc. in 2005. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather holds a Master of Arts degree from Cambridge University and is a chartered accountant. Ms. Mather is a valuable member of the board of directors due to her service on the boards of directors of other public and private companies and her knowledge of accounting.

Continuing Directors with Terms Expiring in 2014 (Class III)

Jonathan S. Wolfson, 42, is a co-founder and was our President and Chief Operating Officer from 2003 until 2008 when he became Chief Executive Officer. Prior to founding Solazyme, Mr. Wolfson held a variety of positions in finance, business and law, most recently that of Vice President of Finance and Business Development for 7thOnline, Inc., a supply chain software company. Immediately prior to that, Mr. Wolfson was co-founder and Chief Operating Officer of InvestorTree, Inc., a financial services software company. Mr. Wolfson obtained a law degree from New York University (NYU) School of Law and an M.B.A. from NYU Stern School of Business. He has served as a member of our board of directors since inception. Mr. Wolfson is a valuable member of the board of directors due to his leadership, his experience in finance and business and his extensive understanding of the company, which brings historic knowledge and continuity to the board of directors.

Harrison F. Dillon, 42, is a co-founder and was our Chief Executive Officer from 2003 until 2008 when he became President. Prior to founding Solazyme, Dr. Dillon was an associate at Kilpatrick Townsend & Stockton LLP formerly Townsend and Townsend and Crew LLP, a law firm, from 2003 to 2004. Prior to joining Kilpatrick Townsend & Stockton LLP, Dr. Dillon held a variety of positions related to intellectual property law and technology licensing at Parsons, Behle, and Latimer PLC, a law firm, and the University of Utah Research Foundation, an academic institution. Dr. Dillon obtained a J.D. from Duke University School of Law and a Ph.D. in genetics from the University of Utah. He has served as a member of our board of directors since inception. Dr. Dillon is a valuable member of the board of directors due to his leadership, his extensive knowledge of intellectual property and his extensive understanding of the company, which brings historic knowledge and continuity to the board of directors.

Continuing Directors with Terms Expiring in 2015 (Class I)

Ian T. Clark, 52, has been a member of our board of directors since April 2011. Mr. Clark currently serves as chief executive officer of Genentech, Inc., a member of the Roche Group, and head of North American Commercial Operations. He was appointed to this role in January 2010. Mr. Clark also leads the Genentech executive committee and is a member of the Genentech board of directors. Mr. Clark joined Genentech in 2003 as senior vice president and general manager, BioOncology. In August 2005 he was named senior vice president, Commercial Operations and became a member of the executive committee, and in January 2006, he was named executive vice president, Commercial Operations. In April 2009, he was named head of Global Product Strategy and chief marketing officer. Prior to joining Genentech, Mr. Clark served as president of Novartis Canada, overseeing all of the company’s country operations. Before assuming his post in Canada, Mr. Clark served as chief operating officer for Novartis United Kingdom. Prior to joining Novartis in 1999, Mr. Clark worked in vice presidential roles in sales and marketing for Sanofi (Aventis) and Ivax in the United Kingdom and Eastern Europe. Mr. Clark has served on the board of the Biotechnology Industry Organization (BIO) Industry Association since 2009, is an advisor to the Institute of Life Sciences at Southampton University in the United Kingdom, and is a member of the Federal Reserve Bank of San Francisco’s Economic Advisory Council. Mr. Clark received a Bachelor of Science degree in biological sciences from Southampton University in the United Kingdom. Mr. Clark is a valuable member of the board of directors due to his experience in and knowledge of the biotechnology sector and his leadership experience.

William D. Lese, 55, has been a member of our board of directors since 2008. Mr. Lese co-founded and since 2002 has served as a managing partner of Braemar Energy Ventures, LP, a venture capital management company, focused exclusively on investing in early to mid-stage energy technology companies predominantly located in the United States and Canada. Mr. Lese holds a B.A. in Physics and a M.Sc. in Energy Sciences from New York University. Mr. Lese is a valuable member of the board of directors due to his experience in and knowledge of the technology sector and his knowledge of energy and environmental businesses.

Peter Kovacs, 71, has been a consultant, providing business consulting services, to a variety of companies since 1997. He has been a consultant to us since 2007. From 1994 until his retirement in 1997, Mr. Kovacs served as President and CEO of the NutraSweet Kelco Company, a nutritional and specialty chemicals company. From 1993 to 1994 he was President and CEO of the Kelco Company, a specialty chemicals company. Mr. Kovacs was employed by Kelco in various capacities from 1967, through his appointment as President and CEO in 1993, until Kelco’s acquisition by Monsanto in 1994. Mr. Kovacs obtained a B.S. in chemistry from San Diego State University.

Board Leadership Structure

Our board of directors does not have a formal policy with respect to whether our Chief Executive Officer (CEO) should also serve as our chairman of the board (Chairman). Since March 2003, we have had different individuals serving as Chairman of our board of directors and our CEO. Currently, Jerry Fiddler is our Chairman and Jonathan S. Wolfson is our CEO. Our board of directors believes that its current leadership structure best promotes the board’s objective to effectively oversee management; the ability of our board of directors to carry out its roles and responsibilities on behalf of the stockholders; and our company’s overall corporate governance. Our board of directors also believes that the current separation of the Chairman and CEO roles allows Mr. Wolfson, a founder of the company, to develop and execute the company’s corporate strategy and focus on day-to-day operations and company performance while leveraging Mr. Fiddler’s experience, independence and tenure as a director of the company, which dates back to 2004. Our board of directors periodically reviews the leadership structure and may make changes in the future.

Director Independence

In April 2013, our board of directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that all of our directors, other than Mr. Kovacs, Mr. Wolfson and Dr. Dillon, are “independent” within the meaning of applicable NASDAQ listing standards, constituting a majority of independent directors of our board of directors as required by NASDAQ listing standards.

Board Committees

As described above under “Board Structure,” our board of directors currently consists of eight members, comprised of six non-employee members, our CEO and our president. Our bylaws provide that the board of directors is divided into three classes with the staggered terms described above, with each class to be as nearly equal in number as possible. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of control at our company.

During 2012, our board of directors held five meetings. In 2012, all directors attended at least 75% of the meetings (held during the period that such director served) of the board of directors and the committees on which that director served. Our board of directors’ policy is that directors are encouraged to attend our annual meetings of stockholders. Each director then serving except one attended our 2012 annual meeting of stockholders.

We have three standing committees of the board of directors: the audit committee, the compensation committee and the nominating and corporate governance committee. Members of each committee are appointed by the board of directors and the authority, duties and responsibilities of each committee are governed by written charters approved by the board of directors. These charters can be found in the Corporate Governance section of the Investors section of our website at www.solazyme.com. In addition to regular meetings of the board of directors and committees, we have regularly scheduled closed sessions for directors only, as well as regularly scheduled executive sessions for non-management directors only.

The current membership for each of the standing committees is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ann Mather (Chair)	Michael V. Arbige (Chair)	Jerry Fiddler (Chair)
Jerry Fiddler	Ian T. Clark	Michael V. Arbige
William D. Lese	William D. Lese	Ian T. Clark

Audit Committee

Our board of directors has determined that, during 2012, all members of our audit committee satisfy the independence and financial literacy requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the NASDAQ listing standards. Mr. Lese does not meet the safe harbor provisions of Rule 10A-3 of the Exchange Act; however, our board of directors has determined that Mr. Lese meets the requirements of Rule 10A-3 of the Exchange Act. Our board of directors has also determined that

Ms. Mather is an audit committee “financial expert” as defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 and satisfies the financial sophistication requirements of the NASDAQ listing standards. In making this determination, our board of directors considered the nature and scope of experience she has had with reporting companies, and her prior experience, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Our audit committee met four times in 2012.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting and financial reporting processes, our internal control over financial reporting processes and audits of financial statements and to oversee the performance and independence of our independent registered public accounting firm. Specific responsibilities of our audit committee include:

•	evaluating the performance of our independent registered public accounting firm and determining whether to retain or terminate their services;

•	determining and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•	monitoring the rotation of the partners of the independent registered public accounting firm;

•

reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s review of our annual and quarterly financial statements and reports;

•	reviewing with management and our independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;

•

conferring with management and our independent registered public accounting firm regarding the scope, adequacy and effectiveness of our disclosure controls and procedures and internal control over financial reporting; and

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting control or auditing matters.

Compensation Committee

Our board of directors has determined that each member of the compensation committee meets the independence requirements of the applicable NASDAQ listing standards, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our executive compensation and benefits policies and to review and determine the compensation to be paid to our executive officers, as well as to prepare and review the compensation committee report included in our annual proxy statement in accordance with applicable rules and regulations of the SEC. The compensation committee met four times during 2012. Specific responsibilities of our compensation committee include:

•	determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and evaluating our executive compensation and benefits policies;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers; and

•	evaluating the efficacy of our compensation policy and strategy in achieving expected benefits to us and otherwise furthering the compensation committee’s policies.

As described in the “Compensation Discussion and Analysis” section below, our compensation committee retained Radford Consulting (Radford), an independent executive compensation consulting firm, to provide executive officer compensation consulting services to our compensation committee during 2012. Radford also provided general observations on our global compensation programs and recommendations on executive officer compensation, but it did not determine the amount or form of compensation for the named executive officers. Please see the “Compensation Discussion and Analysis” section below for more information regarding the compensation committee’s processes and procedures.

Nominating and Corporate Governance Committee

Our board of directors has determined that all members of the nominating and corporate governance committee meet the independence requirements of the applicable NASDAQ listing standards. The nominating and corporate governance committee met five times during 2012 and met after the end of the fiscal year to recommend to the full board of directors each of the nominees as Class II directors for terms expiring at the 2016 annual meeting of stockholders for election to our board of directors. The specific responsibilities of our nominating and corporate governance committee include:

•	identifying, reviewing, evaluating and recommending for selection, candidates for membership on our board of directors;

•

reviewing, evaluating and considering the recommendation for nomination of incumbent members of our board of directors for re-election to our board of directors and monitoring the size of our board of directors;

•	evaluating nominations by stockholders of candidates for election to our board of directors;

•	reviewing, discussing and reporting to our board of directors an assessment of our board’s performance;

•	reviewing and approving related-party transactions; and

•	determining adherence to our corporate governance documents, including our Code of Business Conduct and Ethics and Corporate Governance Guidelines.

The nominating and corporate governance committee considers director candidates suggested by directors, senior management and stockholders and evaluates all nominees for director in the same manner. Stockholders may recommend individual nominees for consideration by the nominating and corporate governance committee by communicating with the committee as discussed below in “Stockholder Communications with our Board of Directors.” Our board of directors ultimately determines individuals to be nominated at each annual meeting. Stockholders must comply with the procedures for stockholder proposals and nominations described below under “Stockholder Proposals and Nominations.” From time-to-time, the nominating and corporate governance committee may retain a third party search firm to identify director candidates and has sole authority to select the search firm and approve the terms and fees of any director search engagement.

Risk Oversight by our Board of Directors

While risk management is primarily the responsibility of our management team, our board of directors is responsible for the overall supervision of our risk management activities. Our board of directors generally oversees corporate risk in its review and deliberations relating to our activities, including financial and strategic risk relevant to our operations. The board implements its risk oversight function both at the full board of directors level and through delegation to its standing committees. Management provides updates throughout the year to the respective committees regarding the management of the risks they oversee and each committee meets regularly and reports on risk to the full board of directors at regular meetings of our board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. The audit committee oversees management of financial risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements and employee retention. The nominating and corporate governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest.

With respect to risk related to compensation matters, our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future. In particular:

•

Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales-based compensation focus on achievement of short-term or annual goals, which may encourage the taking of short-term or annual risks at the expense of long-term results, we believe that our compensation policies help mitigate this risk and our performance-based cash bonuses and sales-based compensation are limited, representing a small portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses and sales-based compensation appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.

•

A portion of the compensation provided to our employees is in the form of long-term equity-based incentives that we believe are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price and because awards are staggered and subject to long-term vesting schedules to help ensure that our employees have significant value tied to long-term stock price performance.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The full text of our Code of Business Conduct and Ethics is posted in the Corporate Governance section of the Investors section of our website at www.solazyme.com. The code is available in print to any person without charge, upon request sent to our Corporate Secretary, at Solazyme, Inc., 225 Gateway Boulevard, South San Francisco, California 94080. We will disclose, in accordance with all applicable laws and regulations, amendments to provisions of our Code of Business Conduct and Ethics, or waivers of such provisions, that are applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or any member of our board of directors on our web site identified above.

Policy against Hedging Transactions

Our Insider Trading Policy provides that directors, officers and employees shall not engage in hedging transactions or transactions involving derivative securities, including puts and calls, based on our securities.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines for us. The full text of the Corporate Governance Guidelines is posted in the Corporate Governance section of the Investors section of our website at www.solazyme.com. The Corporate Governance Guidelines address a number of corporate governance issues, including director qualifications, director independence, director service on other public company boards, the separation of roles between CEO and chairman of the board, among others.

Non-Employee Director Compensation

In December 2011, our management worked with Radford to conduct a review of our non-employee director compensation, considering a variety of factors including compensation paid to non-employee directors of similarly situated companies in our industry and companies that have undergone significant growth. As a result of the review, and in consultation with Mr. Fiddler, chair of the nominating and corporate governance committee, our management proposed adjustments to non-employee director compensation, with the increase in cash compensation effective as of January 1, 2012 and the increase in size of annual equity grants to be implemented at our 2012 annual meeting of stockholders. Pursuant to this program, each member of our board of directors who is not our employee received the following compensation for board services on or after January 1, 2012, as applicable:

•	$50,000 per year for service as a board member;

•	$25,000 per year for service as chair of the audit committee;

•	$25,000 per year for service as chair of the compensation committee;

•	$7,500 per year for service as chair of the nominating and corporate governance committee;

•	$15,000 per year for service as a non-chair member of the audit or compensation committee; and

•	$5,000 per year for service as a non-chair member of the nominating and corporate governance committee.

In addition, we reimburse our non-employee directors for expenses incurred in attending board and committee meetings.

Upon initially joining our board of directors, each non-employee director is granted an option to acquire 54,000 shares of our common stock, with an exercise price equal to the then fair market value of our common stock, or 18,000 restricted stock units. Upon initial appointment as chair of the board or lead director (if one is appointed), in addition to their cash compensation for service as a board member and the initial and annual equity grants received by non-employee directors, the chair of the board and the lead director (if one is appointed) are each granted an option to acquire 9,000 shares of our common stock, with an exercise price equal to the then fair market value of our common stock, or 3,000 restricted stock units. On the date of each annual meeting of our stockholders, each non-employee director is granted an option to acquire 18,000 shares of our common stock, with an exercise price equal to the then fair market value of our common stock, or 6,000 restricted stock units. In addition, on the date of each annual meeting of our stockholders, each of the chair of the board and the lead director (if one is appointed), in addition to their cash compensation for service as a board member and the initial and annual equity grants received by non-employee directors, is granted an option to acquire 12,000 shares of our common stock, with an exercise price equal to the then fair market value of our common stock, or 4,000 restricted stock units. Initial equity award grants to new members of our board of directors vest according to the following schedule: one-third at 12 months from the grant date, followed by a series of 24 successive equal monthly installments. A newly elected/appointed director and/or board chair or lead director receives a prorated portion of an annual grant (prorated to the next June 1) with a vesting schedule concluding as of the first June 1 after election/appointment. Except as described above with respect to the proration of annual grants for newly elected/appointed directors and/or chair of the board or lead director, annual equity award grants vest in a series of 12 successive equal monthly installments measured from the date of grant. All director stock options granted under our 2011 Equity Incentive Plan have a term of 10 years. All equity awards granted to a non-employee director vest in full immediately and automatically upon a change in control of the company.

The following table shows, for the year ended December 31, 2012, certain information with respect to the compensation of all of our non-employee directors.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(1)(3)	Total ($)
Michael V. Arbige, Ph.D.	80,000	68,040	—	148,040
Ian T. Clark	70,000	—	117,025	187,025
Jerry Fidler	72,500	—	195,042	267,542
William D. Lese	70,250	—	117,025	187,275
Ann Mather	75,000	—	117,025	192,025
Daniel H. Miller(2)	46,764	—	—	46,764

(1)	The dollar amounts in this column reflect the grant date fair value of stock option awards granted in 2012. These amounts have been calculated in accordance with Financial Accounting Standard Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718, using the Black-Scholes option-pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report on Form 10-K.
(2)	Mr. Miller did not stand for re-election at the Company’s 2012 annual meeting of stockholders, which was held on September 19, 2012. Since that date, he has not been a member of the Company’s board of directors.
(3)	As of December 31, 2012, the following non-employee directors each held stock awards and stock options covering the following aggregate numbers of shares:

Name	Outstanding Option Awards (Shares) (#)	Outstanding Stock Awards (Shares) (#)
Michael V. Arbige, Ph.D.	120,213	6,503
Ian T. Clark	84,000	—
Jerry Fidler	105,000	—
William D. Lese	84,000	—
Ann Mather	84,000	—

Stockholder Communications with our Board of Directors

Stockholders and interested parties may communicate with our board of directors by sending correspondence to the board of directors, a specific committee of our board of directors or a director c/o our Corporate Secretary, at Solazyme, Inc., 225 Gateway Boulevard, South San Francisco, California 94080 or by sending email to CorporateSecretary@solazyme.com.

Our Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently or has been at any time one of our officers or employees, nor has served as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee. None of our officers currently serve, nor have served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our board of directors or compensation committee.

Executive Officers

The following sets forth information regarding our executive officers as of March 15, 2013. Information pertaining to Mr. Wolfson and Dr. Dillon, who are both directors and executive officers of Solazyme, may be found in the section entitled “Continuing Directors with Terms Expiring in 2014 (Class III).”

Name	Age	Position
Jonathan S. Wolfson	42	Chief Executive Officer & Director

Harrison F. Dillon, Ph.D.	42	President & Director

Tyler W. Painter	41	Chief Financial Officer

Peter J. Licari, Ph.D.	49	Chief Technology Officer

Paul T. Quinlan	50	General Counsel & Corporate Secretary

Tyler W. Painter

Tyler W. Painter has served as our Chief Financial Officer since October 2007. Prior to joining us, Mr. Painter served as interim Corporate Controller for PMC-Sierra (PMCS), a provider of broadband communications and internet infrastructure semiconductor solutions, from May 2007 through October 2007. From 2001 to 2007, Mr. Painter served as Vice President of Finance and Investor Relations and Corporate Treasurer for Wind River Systems, Inc., a software company. Prior to joining Wind River Systems, Inc., Mr. Painter held a variety of positions in finance at CarsDirect, Inc., an online automobile sales company, and at Gap, Inc., a retail clothing company. Mr. Painter obtained a B.S. in Business Administration/Finance from California Polytechnic State University, San Luis Obispo.

Peter J. Licari

Peter J. Licari has served as our Chief Technology Officer since 2012. From 2010 to 2012, he served as our Executive Vice President, Research and Development. He served as our Senior Vice President, Research and Development from 2008 until 2010. From 1998 to 2008, Dr. Licari held various positions at Kosan Biosciences, Inc., a biopharmaceutical company. In his last position at Kosan Biosciences, Inc. he served as Senior Vice President, Manufacturing and Operations responsible for the process development and manufacturing of Kosan’s clinical compounds. From 1993 to 1996, Dr. Licari served as the Director of Vaccine Manufacturing and Development at Massachusetts Biologic Laboratories, a part of the University of Massachusetts, an academic institution. Prior to joining Massachusetts Biologic Laboratories, Dr. Licari had a variety of research positions at BASF Bioresearch Corporation, a biopharmaceutical company, and Merck & Co., Inc., a pharmaceutical company. Dr. Licari obtained his Ph.D. in Chemical Engineering from the California Institute of Technology and obtained a M.B.A. from Pepperdine University.

Paul T. Quinlan

Paul T. Quinlan has served as our General Counsel since May 2010 and as our Corporate Secretary since June 2010. From 2005 to 2010 Mr. Quinlan was General Counsel at Metabolex, Inc., a biopharmaceutical company. In this position, he was responsible for overseeing the legal affairs of Metabolex, Inc. From 2000 to 2005, Mr. Quinlan held various positions in the legal department at Maxygen, Inc., a biopharmaceutical company, most recently that of Chief Corporate Securities Counsel. Prior to joining Maxygen, Inc., Mr. Quinlan was an associate at Cooley LLP, a law firm, and Cravath, Swaine & Moore LLP, a law firm. Mr. Quinlan obtained a law degree from Columbia University Law School and a M.Sc. in Medical Biophysics from the University of Toronto.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OFFICERS AND DIRECTORS

Unless otherwise indicated, the following table sets forth information about the beneficial ownership of our common stock as of March 15, 2013 for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Solazyme, Inc., 225 Gateway Boulevard, South San Francisco, CA 94080. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based solely on our review of SEC filings, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. The percentage ownership information under the column entitled “Percent of Common Stock Outstanding” is based on 61,793,365 shares of common stock outstanding as of March 15, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 15, 2013 and restricted stock units that will become vested within 60 days of March 15, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding (%)
5% or Greater Stockholders:
Entities affiliated with The Roda Group(1)	9,545,056	15.4
918 Parker Street
Berkeley, CA 94710
Braemar Energy Ventures II, LP	4,622,229	7.5
340 Madison Avenue, 18th Floor
New York, NY 10173

Named Executive Officers and Directors
Jonathan S. Wolfson(2)	3,471,100	5.6
Harrison F. Dillon(3)	2,385,483	3.8
Tyler W. Painter(4)	596,122	1.0
Peter J. Licari(5)	429,499	*
Paul T. Quinlan(6)	258,499	*
William D. Lese(7)	4,685,428	7.6
Jerry Fiddler(8)	3,740,506	6.0
Michael V. Arbige(9)	335,132	*
Ian T. Clark(10)	74,500	*
Ann Mather(11)	71,500	*
Peter Kovacs(12)	96,804	*
All Executive Officers and Directors as a Group (12 persons)(13)	16,149,739	25.3

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

As reported in Amendment No. 1 to Schedule 13D filed on February 25, 2013 for the Roda Group (as defined below) and affiliated individuals and entities, reflecting beneficial ownership as of December 31,

2012. Includes (i) 2,682,451 shares of common stock owned by The Roda Group Investment Fund XIV, LLC (Roda XIV), (ii) 49,626 shares of common stock owned by The Roda Group Investment Fund XV, LLC (Roda XV), (iii) 604,682 shares of common stock owned by The Roda Group Investment Fund XVII, LLC (Roda XVII), (iv) 1,214,667 shares of common stock owned by The Roda Group Investment Fund XVIII, LLC (Roda XVIII), (v) 581,850 shares of common stock owned by The Roda Group Investment Fund XIX, LLC (Roda XIX), (vi) 303,232 shares of common stock owned by The Roda Group Investment Fund XX, LLC (Roda XX), (vii) 20,842 shares of common stock owned by The Roda Group Venture Development Co., LLC (Roda Venture Development, and together with Roda XIV, Roda XV, Roda XVII, Roda XVIII, Roda XIX, and Roda XX, the Roda Entities), (viii) 62,518 shares of common stock owned by the COM Trust, (ix) 78,516 shares of common stock owned by The DCM Educational Trust, (x) 62,518 shares of common stock owned by The EMMM Trust, (xi) 1,381,817 shares of common stock owned by the Strauch Kulhanjian 2007 Irrevocable Family Trust, (xii) 304,980 shares of common stock owned by The Strauch Kulhanjian 2007 Irrevocable Children’s Trust, (xiii) 348,775 shares of common stock owned by Roger Strauch, (xiv) 25,000 shares of common stock owned by Daniel Miller, (xv) 1,608,007 shares of common stock held by The DHM Revocable Trust, (xvi) 35,575 shares of common stock owned by The Strauch 1994 Grandchildren’s Trust II, (xvii) 60,000 shares of common stock owned by The Paul Kulhanjian Strauch 2007 Irrevocable Trust, (xiv) 60,000 shares of common stock owned by The Nairi Susan Kulhanjian Strauch 2007 Irrevocable Trust and (xx) 60,000 shares of common stock owned by The Alexan Kulhanjian Strauch 2007 Irrevocable Trust.
(2)	Includes (i) 3,066,101 shares of common stock held by The Jonathan S. Wolfson Revocable Trust dated August 12, 2010, (ii) 317,915 shares that Mr. Wolfson has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iii) 87,084 shares that Mr. Wolfson has the right to acquire upon the early exercise of stock options that remain subject to further vesting.
(3)	Includes (i) 2,087,984 shares of common stock owned by Dr. Dillon, (ii) 233,331 shares that Dr. Dillon has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iii) 64,168 shares that Dr. Dillon has the right to acquire upon early exercise of stock options that remain subject to further vesting.
(4)	Includes (i) 178,623 shares of common stock owned by Mr. Painter, (ii) 329,163 shares that Mr. Painter has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iii) 88,336 shares that Mr. Painter has the right to acquire upon the early exercise of stock options that remain subject to further vesting.
(5)	Includes (i) 128,716 shares of common stock owned by Dr. Licari, (ii) 214,115 shares that Dr. Licari has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iii) 86,668 shares that Dr. Licari has the right to acquire upon the early exercise of stock options that remain subject to further vesting.
(6)	Includes (i) 30,000 shares of common stock owned by Mr. Quinlan, (ii) 143,705 shares that Mr. Quinlan has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iii) 84,794 shares that Mr. Quinlan has the right to purchase upon the early exercise of stock options that remain subject to further vesting.
(7)	Includes (i) 4,622,229 shares of common stock owned by Braemar Energy Ventures II, LP, (ii) 62,999 shares that Mr. Lese has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iii) 200 shares of common stock held in a UTMA account for which Mr. Lese’s spouse serves as custodian. Mr. Lese disclaims ownership of the shares held in the UTMA account. Mr. Lese is a member of our board of directors and a managing partner of Braemar Energy Ventures II, LP. Mr. Lese disclaims beneficial ownership of the shares of common stock held by Braemar Energy Ventures II, LP except to the extent of his pecuniary interest therein.
(8)

Includes (i) 47,925 shares of common stock owned by Mr. Fiddler, (ii) 82,999 shares that Mr. Fiddler has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, (iii) 2,665,210 shares of common stock owned by Jazem I Family Partners, L.P. (Jazem I), (iv) 54,861 shares of common stock owned by the AAF 2006 Trust, (v) 54,861 shares of common stock owned by the ESF 2006 Trust, (vi) 54,861 shares of common stock owned by the ZUF 2006 Trust, and

(vii) 779,789 shares of common stock owned by The Fiddler and Alden Family Trust (The Fiddler Trust). Mr. Fiddler is the Chairman of our board of directors and a General Partner of Jazem I, the trustee of The Fiddler Trust, and the co-trustee of the AAF 2006 Trust, the ESF 2006 Trust, and the ZUF 2006 Trust.
(9)	Includes (i) 99,049 shares of common stock owned by the Arbige and Stuart 2004 Trust, (ii) 126,787 shares of common stock owned by Dr. Arbige, of which 2,530 shares will be unvested as of 60 days from March 15, 2013, (iii) 108,296 shares which Dr. Arbige has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iv) 1,000 shares which Dr. Arbige has the right to acquire pursuant to outstanding restricted stock units that are fully vested within 60 days of March 15, 2013.
(10)	Includes (i) 3,000 shares of common stock owned by Mr. Clark, (ii) 64,500 shares that Mr. Clark has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (iii) 7,000 shares of common stock that Mr. Clark has the right to purchase upon the early exercise of stock options that remain subject to further vesting.
(11)	Includes (i) 64,500 shares that Ms. Mather has the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, and (ii) 7,000 shares of common stock that Ms. Mather has the right to purchase upon the early exercise of stock options that remain subject to further vesting.
(12)	Includes (i) 2,000 shares of common stock held in custodial accounts for which Mr. Kovacs serves as custodian, (ii) 1,000 shares of common stock held in custodial accounts for which Mr. Kovacs’ spouse serves as custodian and (iii) 93,804 shares of common stock that Mr. Kovacs has the right to purchase pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013.
(13)	Includes (i) 14,004,196 shares of common stock beneficially owned by our directors and executive officers of which 2,530 shares will be unvested as of 60 days from March 15, 2013, (ii) 1,719,493 shares that our directors and executive officers have the right to acquire pursuant to outstanding options that are fully vested and exercisable within 60 days of March 15, 2013, (iii) 425,050 shares that certain directors and executive officers have the right to purchase upon the early exercise of stock options that remain subject to further vesting, and (iv) 1,000 shares which one director has the right to acquire pursuant to outstanding restricted stock units that are fully vested within 60 days of March 15, 2013.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2012, concerning shares of our common stock authorized for issuance under all of our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)	9,774,137	$8.13	(3)	7,060,419
Total	9,774,137	$8.13	(3)	7,060,419

(1)	Includes the 2004 Equity Incentive Plan, as amended, the 2011 Equity Incentive Plan and, for column (c), the 2011 Employee Stock Purchase Plan.
(2)

The 2011 Equity Incentive Plan contains an “evergreen” provision pursuant to which the number of shares of common stock reserved for issuance under the such plan shall be increased on the first day of each year beginning in 2012 and ending in 2021, equal to the least of (A) 7,000,000 shares, (B) five percent (5%) of the outstanding shares of stock on the last day of the immediately preceding fiscal year and (C) such lesser number of shares of stock as determined by our board of directors. The 2011 Employee Stock Purchase Plan contains an “evergreen” provision pursuant to which the number of shares of common stock reserved for issuance under the such plan shall be increased on the first day of each year beginning in 2012 and ending in

2021, equal to the least of (A) 1,500,000 shares, (B) one percent (1%) of the outstanding shares of stock on the last day of the immediately preceding fiscal year and (C) such lesser number of shares of stock as determined by our board of directors.
(3)	Excludes restricted stock units, which have no exercise price.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent shareholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us or written representations that no report was required to be filed, we believe that all Section 16(a) filing requirements were timely met during 2012 except for one transaction on one report relating to the acquisition of shares disclosed on the Form 4 filed by Mr. Wolfson on February 13, 2012 and one transaction on one report relating to the acquisition of shares disclosed on the Form 4 filed by Dr. Dillon on February 13, 2012.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act except to the extent that Solazyme specifically incorporates it by reference into such filing.

Our compensation committee has reviewed and discussed with management the disclosures contained in the following section entitled “Compensation Discussion and Analysis.” Based on this review and discussion, our compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement for the Annual Meeting.

The Compensation Committee

Michael V. Arbige (Chair)

Ian T. Clark

William D. Lese

Compensation Discussion and Analysis

Introduction

The purpose of this compensation discussion and analysis section is to provide information for the fiscal year ended December 31, 2012 about the material elements of compensation that were paid, awarded to or earned by our “named executive officers,” who consist of our principal executive officer, principal financial officer and the three most highly compensated other executive officers. Our named executive officers are:

•	Jonathan S. Wolfson, Chief Executive Officer;

•	Harrison F. Dillon, President;

•	Tyler W. Painter, Chief Financial Officer;

•	Peter J. Licari, Chief Technology Officer; and

•	Paul T. Quinlan, General Counsel and Corporate Secretary.

Compensation Decisions

Our compensation committee periodically seeks input from Radford, an AonHewitt Company (Radford), its outside compensation consultant, on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. In late 2011, our compensation committee retained Radford to conduct a competitive review and analysis of our current executive compensation program to be considered by the compensation committee in establishing the 2012 compensation levels for our named executive officers.

We held the first advisory stockholder vote on our executive compensation practices (say-on-pay) at our 2012 annual meeting of stockholders, as required by the Dodd–Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank legislation). Over 99% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. After consideration of this stockholder vote and given the substantial support received from stockholders, our compensation committee continues to apply the same general principles described in this compensation discussion and analysis in its determination of the amounts and types of executive compensation. In addition, we held the first advisory stockholder vote on the frequency of future stockholder advisory votes to approve named executive officer compensation at our 2012 annual meeting of stockholders, as required by the Dodd-Frank legislation. Approximately 81% of the votes cast on the frequency proposal at that meeting were voted in favor of a three-year frequency for future stockholder advisory votes to approve named executive officer compensation, and so our board of directors has adopted our stockholders’ recommendation to hold an advisory say-on-pay vote every three years.

Compensation Philosophy and Objectives

Our executive compensation program is intended to balance short-term and long-term goals with a combination of cash payments and equity awards designed to effectively attract, motivate, reward and retain our executive officers. We favor a “pay-for-performance” compensation philosophy that is driven by individual and corporate performance. We also continue to review what we believe are best practices with respect to compensation and benefits and review market data in order to maintain external competitiveness for our key talent. As we continue to grow, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve.

Our executive compensation program is designed to:

•	attract and retain talented and experienced executives who strategically address our short-term and long-term needs;

•	align the interests of our executive officers with stockholders by motivating executive officers to increase stockholder value and reward executive officers when stockholder value increases;

•	compensate our executives in a manner that motivates them to manage our business to meet our long-term objectives and create stockholder value;

•	reward executives whose knowledge, skills and performance are critical to our success; and

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our stockholders.

To help achieve these objectives, the compensation committee ties a substantial portion of the executives’ overall compensation to key strategic business, financial and operational goals, such as business development and innovation, product development, manufacturing and revenue metrics.

Our executive compensation program rewards corporate achievement, as well as both team and individual accomplishments, by emphasizing a combination of corporate results and individual accountability. A significant portion of total compensation is placed at risk through annual performance bonuses and long-term equity incentives. We expect to use a mix of annual performance bonuses, restricted stock units and stock options to optimize the alignment of the interests of our named executive officers with those of our stockholders. This combination of cash and equity incentives is designed to balance annual business and operating objectives, and our financial performance, with longer-term stockholder value creation.

We also seek to promote a long-term commitment to Solazyme by our executives. We believe that there is great value to us in having a team of long-tenured, seasoned managers. Our team-focused culture and management practices are designed to foster this commitment. In addition, the typical vesting schedule attached to equity awards is based upon continued employment for multiple years following the grant, and is intended to retain our executives and reinforce this long-term commitment.

Executive Compensation Procedures

Our compensation committee is responsible for both the performance evaluation of our named executive officers and the setting of their compensation. In addition, the compensation committee administers our executive compensation programs and initiatives. The compensation committee continues to take into consideration input from our chief executive officer regarding performance of the other named executive officers and recommendations for their compensation amounts. The compensation committee makes the final decision with respect to amounts approved and meets outside the presence of the chief executive officer when determining his compensation.

As noted above, in late 2011, our compensation committee retained Radford as its outside compensation consultant to conduct a competitive review and analysis of our current executive compensation program and to assist in determining an appropriate peer group for purposes of setting 2012 compensation levels for our named executive officers.

Elements of Compensation and Pay Mix

For 2012, executive compensation consisted of the following elements (discussed in detail below) to promote our pay-for-performance philosophy and compensation goals and objectives:

•	base salary;

•	annual cash incentive awards linked to individual, team and company performance;

•	periodic grants of long-term equity-based compensation; and

•	health and retirement benefits generally available to all employees.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our stockholders. We also provide executives with severance and double-trigger change in control benefits as described below.

Although we do not have a policy to allocate specific percentages of compensation to any particular element, we believe the combination of elements provides a well-proportioned mix of secure compensation, retention value and at-risk compensation that produces short-term and long-term performance incentives and rewards. By following this approach, we motivate our executives to focus on business results that will produce a high level of short-term and long-term performance for us and potential long-term value creation for our executives and our stockholders, as well as reducing the risk of recruitment of top executive talent by competitors. We do not have a formula for determining the amount of each element of compensation. Instead, each element for 2012 was determined based on a combination of the factors described under “Short-Term Incentives,” “Long-Term Incentives,” and “2012 Compensation Actions for Our Named Executive Officers”. Except as otherwise described in these sections, there was no particular primary factor in determining the amount of any element and instead, our compensation decisions were based on judgments about appropriate amounts after considering the factors listed in these sections. We believe a mix of annual cash incentive awards and long-term equity compensation provides an appropriate balance between short-term business performance and long-term financial and stock performance.

Short-Term Incentives

Base Salary. Base salary is designed to provide our executive officers with steady cash flow during the course of the year that is not contingent on short-term variations in our corporate performance. The base salaries established for 2012 for each of our named executive officers were intended to reflect wages that our compensation committee believes are competitive for positions in companies of similar size and stage of development based on a review of compensation surveys including the 2011 Radford High Tech Survey, the 2011 Radford Global Life Sciences Survey and peer group data described below. The setting of salaries also includes an evaluation as to appropriate levels taking into account each individual’s job duties, responsibilities, performance and experience plus comparisons to the salaries of our other executive officers. Base salaries are reviewed at least annually and may be recommended for adjustment from time to time based on the results of that review. Salary increases may be determined using a combination of relevant competitive market data, scope of responsibilities and assessment of individual performance.

The 2012 base salary levels described below under “2012 Compensation Actions for Our Named Executive Officers” were based on these considerations, with increases for 2012 primarily reflecting a 3% market adjustment for each named executive officer to maintain competitive benchmark levels.

Cash Bonuses. We have an annual cash bonus plan under which cash bonuses may be paid to each of our employees, including our executive officers, shortly after the end of each calendar year. Bonus payout is based on the compensation committee’s assessment of our collective accomplishments, performance and achievements as measured against our business and financial goals. Individual goals were not specifically set for the 2012 bonus plan, although our compensation committee took into account job performance and responsibilities in setting both the target and the pay-out amounts. Target bonus amounts are determined based on the executive officer’s specific position, the peer group review described below and assessment of an executive officer’s skills and potential contributions. For 2012, the target amounts (as a percentage of base salary) remained unchanged: 60% of base salary for our chief executive officer; 50% of base salary for our president; 45% of base salary for our chief financial officer; 45% of base salary for our chief technology officer; and 40% of base salary for our general counsel.

The payout of cash bonuses relating to 2012 performance was based on a combination of business and financial objectives and business development and technology goals. When established, the compensation committee viewed the corporate objectives as aggressive but not unobtainable, and believed that the named executive officers, if they continued to perform at a level consistent with past performance, would have the opportunity to accomplish a meaningful number of the objectives. In addition, management was encouraged to work towards other achievements that would maximize the value of our product pipeline and solidify our financial status. Following the end of the year, the compensation committee assessed our accomplishments and overall performance and determined an appropriate percentage payout for the named executive officers. As a result, the bonus payout was set at 110% of target for each of our chief executive officer, chief financial officer, chief technology officer and our general counsel; and 80% of target for our president.

These payouts under our 2012 bonus plan were based on management’s recommendation and the compensation committee’s assessment of collective achievements, particularly in the following areas:

•

creating production capacity: this was the most important factor, which the compensation committee felt management overachieved, particularly with entry into a strategic collaboration with Archer-Daniels- Midland Company and entry into, and progress related to, a joint venture with Bunge Global Innovation, LLC and certain of its affiliates (Solazyme Bunge JV);

•	selling products and creating demand: the compensation committee recognized increased sales of Algenist products;

•

technology enhancement: the compensation committee felt management overachieved, as shown by continued success of on-time deliveries of in-specification fuel to the US Navy and the continued progress during the year on the development of specific tailored oils and their manufacturing scale up;

•	financial performance: the compensation committee recognized success in increasing annual revenue and managing cash flow; and

•

other opportunities: the compensation committee considered other strategic successes during the year, particularly receiving approval from the Brazilian Development Bank for debt financing for the Solazyme Bunge JV.

Individual bonus payouts resulted from the compensation committee’s determination of relative individual contributions.

The compensation committee has not yet adopted a policy for recovering bonuses from our executive officers if the performance outcomes that led to the bonus determination were to be restated or found not to have been met to the extent originally believed by the compensation committee. We will comply with applicable law and adopt an appropriate recoupment policy when rules are issued under the Dodd–Frank Wall Street Reform and Consumer Protection Act.

Long-Term Incentives

Long-term Equity Compensation. Our equity incentive program is intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards such performance by our executive officers through the use of equity incentives. Our long-term incentives to date have consisted of stock option, restricted stock and restricted stock unit grants. We believe that our equity incentive program is an important retention tool for our employees, including our executive officers.

The individual grants approved in 2012, as described below under “2012 Compensation Actions for Our Named Executive Officers,” were determined based on a review by our compensation committee of the executive’s job performance in addition to consideration of a number of factors, including the competitive market for corresponding positions within comparable companies, management’s recommendation, and review of the Radford executive compensation surveys described above. As described below, in determining the individual equity award amounts in 2012, the compensation committee targeted between the 50th and 75th percentile of the peer group for each named executive officer reflecting our strong focus on using long-term incentives to drive stockholder value and reflecting the challenges of attracting and retaining executives in the San Francisco Bay area. During 2012, all equity grants to our named executive officers consisted of stock options because the compensation committee believed stock options provided a strong long-term incentive to increase our stock price, although as a public company, the compensation committee has determined going forward to use a mixture of stock options and restricted stock units.

Other Compensation and Benefits

Other Employee Benefits. We maintain an employee stock purchase plan in which substantially all of our employees are eligible to participate. The purchase price of the common stock under the employee stock purchase plan is 85% of the lower of the fair market value of a share of common stock on the first day of the offering period or the last day of the purchase period. We also maintain a 401(k) plan in which substantially all of our employees are entitled to participate. Employees contribute their own funds, as salary deductions, on a pre-tax basis. Contributions may be made up to plan limits, subject to government limitations. The plan permits us to make matching contributions if we choose. To date we have not made matching contributions although we may choose to do so in the future. We provide health care, dental, vision, life insurance and disability benefits to all full-time employees, including our executive officers. We also have a flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified health care expenses and qualified childcare expenses not reimbursed by insurance. These benefits are available to all employees, subject to applicable laws. Other than as described below, we do not provide perquisites to executive officers that are not available to all of our employees on the same terms.

Severance and Change of Control Benefits. Each of our named executive officers is entitled to the severance and change of control benefits described in detail below under “Potential Payments Upon Termination or Change of Control and Separation Agreements.” We believe that “double-trigger” change of control benefits (that is, providing severance compensation and equity acceleration if an executive officer is terminated in connection with a change of control transaction) is appropriate to further promote the ability of our executive officers to act in the best interests of our stockholders even though they could be terminated as a result of a change of control transaction. The severance and change of control benefits do not influence and are not influenced by the other elements of compensation, as these benefits serve different objectives. We believe that the severance benefits are appropriate in order to provide us with flexibility to make a change in executive management or corporate structure if such a change is in our stockholders’ best interests. As a result, we believe these severance and change of control benefits are an important element of our executive compensation program and assist us in recruiting and retaining talented individuals.

2012 Compensation Actions for Our Named Executive Officers

As described above, in late 2011 our compensation committee hired Radford to conduct a competitive review and analysis of our current executive compensation program to be considered by the compensation committee in establishing the 2012 compensation levels for our named executive officers. In February 2012, based on the recommendation of Radford, our compensation committee adopted a peer group of companies, which includes public biotechnology, biofuels/chemical and clean technology companies of similar size, complexity and growth stage. The peer group for 2012 consisted of the following companies:

A123 Systems, Inc.	Gevo, Inc.

Affymax, Inc.	InterMune, Inc.

Amyris, Inc.	MAP Pharmaceuticals, Inc.

Codexis, Inc.	Maxygen, Inc.

Cytokinetics, Incorporated	Medivation, Inc.

Energy Recovery, Inc.	Metabolix, Inc.

EnerNOC, Inc.	Rentech, Inc.

Exelixis, Inc.	Rigel Pharmaceuticals, Inc.

FuelCell Energy, Inc.	Tesla Motors, Inc.

Genomic Health, Inc.	Verenium Corporation

Geron Corporation	XenoPort, Inc.

Our compensation committee targeted the 50th to 75th percentile of total compensation based on our peer companies, targeting the 50th percentile for cash compensation and the 75th percentile for equity compensation for our named executive officers except our chief executive officer, who had a target between the 50th and 75th percentiles for equity compensation. Because a significant portion of executive compensation is tied to performance, whether annual strategic and financial achievements or long-term stock price performance, the compensation committee felt these above-median percentiles were appropriate to encourage recruitment, performance and retention of executives in the San Francisco Bay area.

Our compensation committee adjusted the salaries of our named executive officers, effective (and retroactive to) January 1, 2012, primarily to reflect a market adjustment. Target bonus percentages were not changed for 2012 because the compensation committee determined they were at the appropriate peer group level and that they offered sufficient incentives. Stock options were granted on February 11, 2012 with an exercise price of $11.49 per share, which represented 100% of the fair market value of our common stock on the date of grant. The stock options vest as to 1/48 of the underlying shares monthly from January 1, 2012 and have a maximum term of 10 years.

Jonathan S. Wolfson—Chief Executive Officer. Our compensation committee increased Mr. Wolfson’s base salary effective as of January 1, 2012 to $515,000 per year, which represented an approximately 3% increase over his base salary for 2011. Our compensation committee also granted him stock options exercisable for an aggregate of 250,000 shares.

Harrison F. Dillon—President. Our compensation committee increased Dr. Dillon’s base salary effective as of January 1, 2012 to $412,000 per year, which represented an approximately 3% increase over his base salary for 2011. Our compensation committee also granted him stock options exercisable for an aggregate of 100,000 shares.

Tyler W. Painter—Chief Financial Officer. Our compensation committee increased Mr. Painter’s base salary effective as of January 1, 2012 to $350,200 per year, which represented an approximately 3% increase over his base salary for 2011. Our compensation committee also granted him stock options exercisable for an aggregate of 100,000 shares.

Peter J. Licari—Chief Technology Officer. Our compensation committee increased Dr. Licari’s base salary effective as of January 1, 2012 to $350,200 per year, which represented an approximately 3% increase over his base salary for 2011. Our compensation committee also granted him stock options exercisable for an aggregate of 100,000 shares.

Paul T. Quinlan—General Counsel and Corporate Secretary. Our compensation committee increased Mr. Quinlan’s base salary effective as of January 1, 2012 to $309,000 per year, which represented a 3% increase over his base salary for 2011. Our compensation committee also granted him stock options exercisable for an aggregate of 100,000 shares.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, which only applies to public companies, limits the deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The compensation committee has not established a policy for determining which forms of incentive compensation awarded to our executive officers should be designed to qualify as “performance-based compensation” and has not adopted a policy that requires all compensation to be deductible.

Summary Compensation Table

The following table shows, for fiscal years 2012, 2011 and 2010, all of the compensation awarded to, earned by, or paid to our principal executive officer, principal financial officer and our three other highest paid executive officers. The officers listed in the table below are referred to in this proxy statement as the “named executive officers.”

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
Jonathan S. Wolfson	2012	515,000		—	1,657,450	339,900	22,072	2,534,422
Chief Executive Officer	2011	500,000		—	665,237	525,000	16,532	1,706,769
	2010	285,000		—	133,384	800,000	13,341	1,231,725

Harrison F. Dillon	2012	412,000		—	662,980	164,800	16,301	1,256,081
President	2011	400,000		—	443,491	250,000	21,344	1,114,835
	2010	285,000		—	133,384	800,000	16,739	1,235,123

Tyler W. Painter	2012	350,200		—	662,980	173,349	22,650	1,209,179
Chief Financial Officer	2011	340,000		—	221,746	306,000	20,994	888,740
	2010	255,208		51,700	346,854	147,000	17,310	818,072

Peter J. Licari	2012	350,200		—	662,980	173,349	19,977	1,206,506
Chief Technology Officer	2011	340,000		—	221,746	306,000	18,443	886,189
	2010	257,500		—	294,943	105,000	6,063	663,506

Paul T. Quinlan	2012	309,000		—	662,980	135,960	20,787	1,128,727
General Counsel and Corporate	2011	300,000		—	266,095	200,000	18,879	784,974
Secretary	2010	138,447	(3)	—	322,199	60,000	9,606	530,252

(1)

The dollar amounts in this column represent the grant date fair value for stock awards and option awards granted in 2012, 2011 and 2010. These amounts have been calculated in accordance with FASB ASC Topic 718, using the Black-Scholes option-pricing model for option awards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the notes to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(2)	Represents cash performance bonuses for 2012, 2011 and 2010 paid in April 2013, March 2012 and February 2011, respectively.
(3)	Mr. Quinlan’s first day of employment was May 24, 2010.
(4)	Represents health, life and disability insurance premiums paid on behalf of the listed named executive officer.

Grants of Plan-Based Awards in Fiscal 2012

The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2012.

2012 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Price or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Target($)(2)
Jonathan S. Wolfson	2/11/2012	309,000	250,000	11.49	1,657,450
Harrison F. Dillon	2/11/2012	206,000	100,000	11.49	662,980
Tyler W. Painter	2/11/2012	157,590	100,000	11.49	662,980
Peter J. Licari	2/11/2012	157,590	100,000	11.49	662,980
Paul T. Quinlan	2/11/2012	123,600	100,000	11.49	662,980

(1)	We do not provide for thresholds or maximums as part of our performance bonus program. Our performance bonus program is described above in “Compensation Discussion and Analysis—Short Term Incentives.”
(2)	Amounts shown in the “Target” column reflect the amount of cash target set for bonus for each named executive officer under the 2012 cash performance bonus program. Actual cash bonuses were paid in April 2013 and are shown in the 2012 Summary Compensation Table.
(3)	Shares subject to the stock option vest monthly over a four-year period.
(4)	Total stock-based compensation as determined under FASB ASC Topic 718. Amounts are amortized over the requisite service period for each award.

Outstanding Equity Awards at Fiscal Year-End 2012 Table

The following table shows, for the year ended December 31, 2012, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Sh)	Option Expiration Date
Jonathan S. Wolfson	6,059	—	—	0.132	2/7/2013	(2)
	100,000	—	—	0.132	2/7/2013	(3)
	50,000	—	1,042	0.946	6/8/2014	(3)
	110,000	—	29,792	2.350	6/13/2020	(3)
	150,000	—	84,375	8.770	3/8/2021	(3)
	57,290	192,710	192,710	11.490	2/10/2022	(3)

Harrison F. Dillon	33,600	—	—	0.132	2/7/2013	(2)
	100,000	—	—	0.132	2/7/2013	(3)
	50,000	—	1,042	0.946	6/8/2014	(3)
	110,000	—	29,792	2.350	6/13/2020	(3)
	100,000	—	56,251	8.770	3/8/2021	(3)
	22,915	77,085	77,085	11.490	2/10/2022	(3)

Tyler W. Painter	25,000	—	—	0.860	9/16/2018	(3)
	100,000	—	2,084	0.860	6/8/2019	(3)
	55,000	—	14,897	2.350	6/13/2020	(3)
	100,000	—	43,750	2.350	10/6/2020	(3)
	50,000	—	25,000	6.790	12/15/2020	(3)
	50,000	—	28,126	8.770	3/8/2021	(3)
	22,915	77,085	77,085	11.490	2/10/2022	(3)

Peter J. Licari	39,221	—	—	0.860	11/4/2018	(4)
	24,063	—	11,250	1.010	12/17/2019	(3)
	100,000	—	43,751	2.350	9/14/2020	(3)
	50,000	—	25,000	6.790	12/15/2020	(3)
	50,000	—	28,126	8.770	3/8/2021	(3)
	22,915	77,085	77,085	11.490	2/10/2022	(3)

Paul T. Quinlan	91,000	—	53,126	2.350	6/13/2020	(4)
	40,000	—	20,000	6.790	12/15/2020	(3)
	60,000	—	33,751	8.770	3/8/2021	(3)
	22,915	77,085	77,085	11.490	2/10/2022	(3)

(1)	Shares subject to the stock option vested monthly over a three-year period from the vesting commencement date.
(2)	Shares subject to the stock option vest or vested monthly over a four-year period from the vesting commencement date.
(3)	Shares subject to the stock option vested as to 1/4th of the shares one year after the vesting commencement date, and as to 1/48th of the total shares subject to the stock option on the first day of each month thereafter.

Option Exercises and Stock Vested in 2012

The table below sets forth information regarding stock option exercises completed by our named executive officers during 2012.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value realized on Exercise ($)
Jonathan S. Wolfson	—	—
Harrison F. Dillon	—	—
Tyler W. Painter	—	—
Peter J. Licari	59,500	639,410
Paul T. Quinlan	29,000	277,789

Nonqualified Deferred Compensation

During the year ended December 31, 2012, our named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change of Control and Separation Agreements

Cash Severance Payments in Connection with Termination of Employment

In March 2011, the board of directors approved arrangements with Mr. Wolfson, Dr. Dillon, Mr. Painter, Dr. Licari and Mr. Quinlan, which provide that if we terminate any of our named executive officer’s employment without cause or if any named executive officer resigns for good reason, the named executive officer is entitled, subject to our receipt of an effective waiver and release of claims executed by the named executive officer, to the following cash severance payments:

•

Lump sum cash, in an amount equal to 15 months (for Mr. Wolfson) or 12 months (for Dr. Dillon, Mr. Painter, Dr. Licari and Mr. Quinlan) of the named executive officer’s base salary at the time of termination;

•	COBRA premiums for 15 months (for Mr. Wolfson) or 12 months (for Dr. Dillon, Mr. Painter, Dr. Licari and Mr. Quinlan), subject in each case to discontinuance upon obtaining full-time employment; and

•

Lump sum cash, in an amount equal to 15 months (for Mr. Wolfson) or 12 months (for Dr. Dillon, Mr. Painter and Dr. Licari) of the named executive officer’s target bonus determined as if all performance targets had been met.

The following table estimates the amount of compensation that would have been payable to Mr. Wolfson, Dr. Dillon, Mr. Painter, Dr. Licari and Mr. Quinlan in the event of a termination as described above, in each case as if the named executive officer’s employment had terminated on December 31, 2012, the last day of our prior fiscal year. The actual amounts that would be paid out in any termination event can only be determined at the time of the termination of the named executive officer’s employment with us. This table also excludes any payments required by law that are available to all employees, such as accrued vacation time. This table also does not reflect standard payroll withholdings and deductions that would be taken in accordance with our standard payroll practices.

Name	Salary Payment ($)	COBRA Premiums ($)	Bonus Payment for the Year of Termination ($)
Jonathan S. Wolfson	643,750	31,667	386,250
Harrison F. Dillon	412,000	19,739	206,000
Tyler W. Painter	350,200	25,334	157,590
Peter J. Licari	350,200	21,406	157,590
Paul T. Quinlan	309,000	22,442	—

Vesting Acceleration in Connection with Termination of Employment

In March 2011, the board of directors approved arrangements with Mr. Wolfson, Dr. Dillon, Mr. Painter, Dr. Licari and Mr. Quinlan which provide that if we terminate any of our named executive officer’s employment without cause or if any named executive officer resigns for good reason, the vesting (or lapse in any right of repurchase) of all equity compensation awards held by the named executive officer will be accelerated by 15 months (for Mr. Wolfson) or 12 months (for Dr. Dillon, Mr. Painter, Dr. Licari and Mr. Quinlan), subject to our receipt of an effective waiver and release of claims executed by the named executive officer. In addition, if the termination is in connection with a change of control of our company, all equity compensation awards held by the named executive officer will be accelerated in full.

The following table estimates the value of the vesting acceleration provisions described above with respect to Mr. Wolfson, Dr. Dillon, Mr. Painter, Dr. Licari and Mr. Quinlan in the event of a termination as described above, in each case as if the named executive officer’s employment had terminated on December 31, 2012, the last day of our prior fiscal year. The actual value of vesting acceleration in any termination event can only be determined at the time of the termination of the named executive officer’s employment with us.

Name	Value of Option Acceleration - Termination Not Related to Change of Control($)(1)	Value of Option Acceleration - Termination Related to Change of Control ($)(1)
Jonathan S. Wolfson	171,358	171,358
Harrison F. Dillon	158,729	171,358
Tyler W. Painter	241,476	364,483
Peter J. Licari	192,333	344,881
Paul T. Quinlan	136,053	314,124

(1)	The value of vesting acceleration is calculated using the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2012 with respect to unvested option shares subject to acceleration, minus the exercise price of these unvested option shares.

Best Tax Effect

Our arrangements with the named executive officers do not provide for any excise tax gross-up. Instead, if any of the named executive officers is to receive any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of such named executive officer, whether under an employment agreement or otherwise, and would be subject to the excise tax imposed by Section 4999 of the Code of 1986, as amended, or the Code (together with any interest or penalties imposed with respect to such excise tax), then such payments will be reduced to the greatest amount that could be received by the named executive officer without triggering the payment of any excise tax, if such reduction results in the officer retaining a greater after-tax amount.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

Other than compensation arrangements, which are described where required under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” during the fiscal year ended December 31, 2012, there were no, nor were there proposed, any transactions or series of similar transactions to which we have been or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Below we also describe certain other transactions with our directors, executive officers and stockholders.

Consulting Arrangement

In February 2013, Mr. Kovacs, one of our strategic advisors, joined our board of directors. Since January 1, 2012, Mr. Kovacs has received $230,000 in cash compensation, as well as an option grant to purchase 25,000 shares of our common stock, pursuant to consulting arrangements entered into by and between us and Mr. Kovacs. The consulting arrangements are no longer in effect, nor did they provide for Mr. Kovacs to be appointed as a director.

Investor Rights Agreement

We entered into an agreement with purchasers of our preferred stock, including entities with which certain of our directors are affiliated, that provides for certain rights relating to the registration of their shares of common stock. These rights continued following completion of our initial public offering on June 2, 2011 and will terminate three years after or, for any particular holder with registration rights, at such time following our initial public offering when all securities held by that stockholder subject to registration rights may be sold pursuant to Rule 144 under the Securities Act.

Indemnification of Executive Officers and Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and executive officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and executive officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Policies and Procedures for Related Party Transactions

Pursuant to our Related Person Transaction Policy, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our nominating and corporate governance committee, or other independent committee of our board of directors in the case it is inappropriate for our nominating and corporate governance committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our nominating and corporate governance committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our nominating and corporate governance committee any such related party transaction. In approving or rejecting the proposed agreement, our nominating and corporate governance committee shall consider the relevant facts and circumstances available and deemed relevant to the nominating and corporate governance committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our nominating and corporate governance committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our nominating and corporate governance committee determines in the good faith exercise of its discretion. All of the transactions described above were entered into prior to the adoption of our Related Person Transaction Policy and were approved by our board of directors.

AUDIT COMMITTEE REPORT

The following is the report of our audit committee with respect to Solazyme’s audited consolidated financial statements for the year ended December 31, 2012. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that Solazyme specifically incorporates such information by reference in such filing.

Our audit committee is comprised entirely of independent directors who meet the independence requirements of the NASDAQ listing standards and the SEC. The audit committee operates pursuant to a charter that is available on the Investor Relations section of our website at www.solazyme.com. To view the charter, select “Investors” then “Corporate Governance” and then “Audit Committee Charter.”

The audit committee oversees Solazyme’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation, and integrity of the financial statements. Solazyme’s independent auditors are responsible for expressing an opinion as to the conformity of Solazyme’s consolidated financial statements with generally accepted accounting principles. In addition, our independent auditors express their own opinion on the effectiveness of our internal control over financial reporting.

In performing its responsibilities, the audit committee has reviewed and discussed with management and our independent registered public accounting firm, the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2012, as well as management’s assessment and our independent auditors’ evaluation of the effectiveness of our internal control over financial reporting. The audit committee has also discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

Our audit committee received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with our audit committee concerning independence.

Based on the reviews and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in Solazyme’s annual report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

The Audit Committee

Ann Mather (Chair)

Jerry Fiddler

William D. Lese

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors has nominated directors Arbige, Fiddler and Mather to be re-elected to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified.

At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the three nominees named in this proxy statement. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of our board of directors’ three nominees. If any nominee is unable to serve or is otherwise unavailable for election, which is not contemplated, our incumbent board may or may not select a substitute nominee. If a substitute nominee is selected, your shares will be voted for the substitute nominee (unless you give other instructions). If a substitute nominee is not selected, your shares will be voted for the remaining nominees. Proxies will not be voted for more than three nominees.

Vote Required

The three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them, up to the three directors to be elected by those shares, will be elected as directors to serve until the 2016 annual meeting of stockholders and until their successors are duly elected and qualified.

Recommendation of the Board

Your Board of Directors unanimously recommends that you vote FOR the election of Messrs. Arbige and Fiddler and Ms. Mather.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2013. Deloitte & Touche LLP has audited our financial statements for each fiscal year since, and including, the fiscal year ending December 31, 2007. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. Our board of directors, however, is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, our audit committee will reconsider whether to retain this firm. Even if the selection is ratified, our audit committee in their discretion may decide to appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Fees Paid to Auditors

The following table shows the fees billed for the audit and other services provided by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates during the fiscal years ended December 31, 2012 and 2011:

	2012 ($)	2011 ($)
Audit Fees	567,184	1,131,400
Audit-Related Fees	—	—
Tax Fees	99,408	60,211
All Other Fees	2,200	2,200
Total	668,792	1,193,811

The “Audit Fees” category includes aggregate fees billed in the relevant fiscal year for professional services rendered for the audit of annual financial statements, review of financial statements included in Quarterly Reports on Form 10-Q, services rendered in connection with our initial public offering in 2011 and for services that are normally provided in connection with statutory or regulatory filings or engagements for those fiscal years.

The “Tax Fees” category includes aggregate fees billed in the relevant fiscal year for professional services for tax compliance, tax advice and tax planning.

The “All Other Fees” category includes aggregate fees billed in the relevant fiscal year for an online technical accounting library subscription.

Approval of Audit and Permissible Non-Audit Services

Our audit committee charter requires the audit committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The audit committee will not approve any services that are not permitted by SEC rules.

The audit committee pre-approved all audit and audit related, tax and non-audit related services to be performed for us by our independent registered public accounting firm.

Your Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.

ADDITIONAL INFORMATION

Stockholders List

A list of stockholders entitled to vote at the Annual Meeting will be available for review by our stockholders at the office of our Corporate Secretary, at Solazyme, Inc., located at 225 Gateway Boulevard, South San Francisco, California 94080, during ordinary business hours for the 10-day period before the meeting.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in Next Year’s Proxy Materials

Stockholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2014 annual meeting of stockholders must be received no later than December 23, 2013. In addition, all proposals will need to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholder proposals must be delivered to the attention of our Corporate Secretary, at Solazyme, Inc., 225 Gateway Boulevard, South San Francisco, California 94080, by facsimile at (650) 989-1258 or by email at CorporateSecretary@solazyme.com.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Notice of any director nomination or other proposal that you intend to present at the 2014 annual meeting of stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2014 annual meeting of stockholders, must be delivered to, or mailed and received by, our Corporate Secretary, at Solazyme, Inc., 225 Gateway Boulevard, South San Francisco, CA 94080, by facsimile at (650) 989-1258 or by email at CorporateSecretary@solazyme.com not earlier than the close of business on February 4, 2014 and not later than the close of business on March 6, 2014. However, if the date of the 2014 annual meeting of stockholders is advanced more than 30 days prior to the first anniversary of the 2013 Annual Meeting or delayed more than 70 days after such anniversary date, then such notice must be received by us no earlier than 120 days prior to the date of the 2014 annual meeting of stockholders and no later than the later of 70 days prior to the date of the 2014 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the meeting was first made by us. In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2014 annual meeting of stockholders. Copies of the provisions of our bylaws applicable to stockholder nominations and proposals will be forwarded to any stockholder upon written request.

Solicitation of Proxies

We will pay the expenses of solicitation of proxies for the Annual Meeting. Solicitations may be made in person or by telephone, without additional compensation, by our officers and employees or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of our common stock. We have not engaged a proxy solicitation firm.

We also reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for certain fees associated with:

•	Forwarding the Notice to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

Electronic Access to Proxy Statement and Annual Report

Our proxy statement for the 2013 Annual Meeting as well as our Form 10-K for the fiscal year ended December 31, 2012 are available at http://investors.solazyme.com/sec.cfm.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at our Annual Meeting. If any other matters properly come before the stockholders at our Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 22, 2013

SOLAZYME, INC. 225 GATEWAY BOULEVARD SOUTH SAN FRANCISCO, CA 94080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH

AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐
Nominees
01 Michael V. Arbige	02 Jerry Fiddler		03 Ann Mather
The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2013.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

SOLAZYME, INC.

Annual Meeting of Stockholders

June 4, 2013 11:30 a.m. PDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jonathan S. Wolfson and Tyler W. Painter, and each of them, attorney, agent and proxy of the undersigned, each with power of substitution and revocation, to vote all shares of common stock of Solazyme, Inc. that the undersigned would be entitled to cast if personally present at the 2013 Annual Meeting of Stockholders of Solazyme, Inc., to be held at 225 Gateway Boulevard, South San Francisco, California 94080 on Tuesday, June 4, 2013 at 11:30 a.m. Pacific Daylight Time, and at any postponement(s) or adjournment(s) thereof, as set forth on the reverse side, and according to the discretion of the proxy holders upon any other matters that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED OR, IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED AS TO ALL SHARES OF THE UNDERSIGNED “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; “FOR” PROPOSAL 2; AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET.

If you vote by telephone or through the Internet, please DO NOT mail back this proxy card. THANK YOU FOR YOUR VOTE.

Continued and to be signed on reverse side